UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

Lightstone Value Plus Real Estate Investment Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701
(Address of principal executive offices)
(Zip Code)

(888) 808-7348
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2018, Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”), Lightstone Value Plus REIT V OP LP, an indirect wholly owned subsidiary of the Company (the “Operating Partnership”), and LSG-BH II Advisor, LLC, the Company’s external advisor (“LSG-BH II Advisor”), entered into an amendment of the Advisory Management Agreement dated February 10, 2017 (the “Advisory Management Agreement”), effective as of June 10, 2018, (a) to renew the Advisory Management Agreement by one year and (b) to amend the debt financing fee.

Also on July 18, 2018, the Company, the Operating Partnership, and LSG Development LLC (“LSG Development Advisor”) entered into an amendment of the Advisory Agreement dated February 10, 2017 (the “Advisory Agreement”), effective as of June 10, 2018, (a) to renew the Advisory Agreement by one year and (b) to reduce the Administrative Services Reimbursement to the lesser of $1,287,500 and the costs of providing the administrative services.

In all other material respects, the terms of the Advisory Agreement and the Advisory Management Agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightstone Value Plus Real Estate Investment Trust V, Inc.

Dated: July 20, 2018	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President– Legal, General Counsel, and Secretary